Exhibit 99.1

Bancshares of Florida, Inc.
Summary of Consolidated Financial Data
(Dollars in thousands, except per share data)

The following (unaudited) summary financial data for the three-month and nine-month periods ended September 30, 2005 and 2004, and for the three-month period ended June 30, 2005, are derived from our financial statements and other data. Loans held for investment are stated before allowance for loan losses. Earnings per share is computed using the weighted average number of shares of common stock and dilutive common stock equivalents from stock warrants and stock options as required. Book value per share excludes the effect of any outstanding stock warrants and stock options.

	For the Three Months Ended

	September 2005	June 2005	Increase/(decrease)

			$	%

Total interest income	$7,560	$6,671	$889	13.3%
Total interest expense	2,371	2,117	254	12.0%
Net interest income before provision	5,189	4,554	635	13.9%
Provision for loan losses	614	399	215	53.9%
Net interest income after provision	4,575	4,155	420	10.1%
Non interest income	865	819	46	5.6%
Gain on sale of investments	0	0	0	N/A
Noninterest expense	4,853	4,647	206	4.4%
Provision for income taxes	0	0
Net income (loss)	587	327	260	79.5%
Basic earnings (loss) per common share	$0.10	$0.02	$0.08	400.0%
Diluted earnings (loss) per common share	$0.10	0.02	0.08	400.0%
Weighted average common shares - Basic	5,917,630	5,686,208	231,422	4.1%
Weighted average common shares - Diluted	6,168,208	5,836,987	331,221	5.7%
Return on average assets	0.46%	0.27%	0.19%	72.2%
Return on average common equity	4.27%	2.63%	1.63%	62.1%
Top-line revenue	$6,054	$5,373	$681	12.7%
Net interest margin	4.31%	3.99%	0.32%	8.0%
Efficiency ratio	80.16%	86.49%	-6.33%	-7.3%
Average equity to average assets	10.74%	10.66%	0.08%	0.8%
Average loans held for investment to average deposits	93.32%	89.16%	4.16%	4.7%
Net charge-offs to average loans	0.04%	0.00%	0.04%	N/A

	September 2005	June 2005	Increase/(decrease)

			$	%

Total assets	$518,083	$504,727	$13,356	2.6%
Cash & cash equivalents	43,081	80,358	(37,277)	-46.4%
Earning assets	494,945	476,863	18,082	3.8%
Investment securities	19,094	19,520	(426)	-2.2%
Loans held for investment	445,494	394,210	51,284	13.0%
Allowance for loan losses	4,084	3,513	571	16.3%
Deposit accounts	443,308	444,761	(1,453)	-0.3%
Stockholders’ equity	$54,285	$53,666	$619	1.2%
Total common shares outstanding	5,919,385	5,916,685	2,700	0.0%
Book value per common share	$9.17	$9.07	$0.10	1.1%
Loan loss allowance to total loans	0.92%	0.89%	0.03%	2.9%
Loan loss allowance to nonperforming loans	1350.37%	748.85%	601.52%	80.3%
Nonperforming loans to total loans	0.07%	0.12%	-0.05%	-41.7%
Nonperforming assets to total assets	0.06%	0.09%	-0.03%	-33.3%
Leverage (tier 1 to average total assets)	10.46%	10.77%	-0.31%	-2.9%
Assets under advice--Bank of Florida Trust Company	$340,753	$306,152	34,601	11.3%

	For the Three Months Ended

	September 2005	September 2004	Increase/(decrease)

			$	%

Total interest income	$7,560	$3,907	$3,653	93.5%
Total interest expense	2,371	1,317	1,054	80.0%
Net interest income before provision	5,189	2,590	2,599	100.3%
Provision for loan losses	614	263	351	133.5%
Net interest income after provision	4,575	2,327	2,248	96.6%
Non interest income	865	612	253	41.3%
Gain on sale of investments	0	(1)	1	N/A
Noninterest expense	4,853	3,794	1,059	27.9%
Provision for income taxes	0	0
Net income (loss)	587	(856)	1,443	168.6%
Basic earnings (loss) per common share	$0.10	$(0.22)	$0.32	145.5%
Diluted earnings (loss) per common share	$0.10	(0.22)	0.32	145.5%
Weighted average common shares - Basic	5,917,630	4,220,137	1,697,493	40.2%
Weighted average common shares - Diluted	6,168,208	4,220,137	1,948,071	46.2%
Return on average assets	0.46%	-1.05%	1.51%	143.6%
Return on average common equity	4.27%	-10.03%	14.30%	142.5%
Top-line revenue	$6,054	$3,201	$2,853	89.1%
Net interest margin	4.31%	3.36%	0.95%	28.3%
Efficiency ratio	80.16%	118.49%	-38.33%	-32.3%
Average equity to average assets	10.74%	11.55%	-0.81%	-7.0%
Average loans held for investment to average deposits	93.32%	97.03%	-3.71%	-3.8%
Net charge-offs to average loans	0.04%	0.04%	0.00%	N/A

	September 2005	September 2004	Increase/(decrease)

			$	%

Total assets	$518,083	$344,644	$173,439	50.3%
Cash & cash equivalents	43,081	41,880	1,201	2.9%
Earning assets	494,945	326,387	168,558	51.6%
Investment securities	19,094	10,196	8,898	87.3%
Loans held for investment	445,494	284,599	160,895	56.5%
Allowance for loan losses	4,084	2,368	1,716	72.5%
Deposit accounts	443,308	298,878	144,430	48.3%
Stockholders’ equity	$54,285	$42,835	$11,450	26.7%
Total common shares outstanding	5,919,385	4,835,632	1,083,753	22.4%
Book value per common share	$9.17	$8.13	$1.04	12.8%
Loan loss allowance to total loans	0.92%	0.83%	0.08%	10.2%
Loan loss allowance to nonperforming loans	1350.37%	540.68%	809.69%	149.8%
Nonperforming loans to total loans	0.07%	0.15%	-0.08%	-53.3%
Nonperforming assets to total assets	0.06%	0.13%	-0.07%	-53.8%
Leverage (tier 1 to average total assets)	10.46%	12.90%	-2.44%	-18.9%
Assets under advice--Bank of Florida Trust Company	$340,753	$185,873	154,880	83.3%

	For the Nine Months Ended

	September 2005	September 2004	Increase/(decrease)

			$	%

Total interest income	$19,671	$10,240	$9,431	92.1%
Total interest expense	6,308	3,434	2,874	83.7%
Net interest income before provision	13,363	6,806	6,557	96.3%
Provision for loan losses	1,309	827	482	58.3%
Net interest income after provision	12,054	5,979	6,075	101.6%
Non interest income	2,381	1,555	826	53.1%
Gain on sale of investments	0	5	(5)	-100.0%
Noninterest expense	13,895	9,426	4,469	47.4%
Provision for income taxes	0	0
Net income (loss)	540	(1,887)	2,427	128.6%
Basic earnings (loss) per common share	$0.05	$(0.58)	$0.63	108.6%
Diluted earnings (loss) per common share	$0.04	(0.58)	0.62	106.9%
Weighted average common shares - Basic	5,484,007	3,467,324	2,016,683	58.2%
Weighted average common shares - Diluted	6,038,945	3,467,324	2,571,621	74.2%
Return on average assets	0.45%	-2.60%	3.05%	117.4%
Return on average common equity	4.46%	-29.05%	33.51%	115.4%
Top-line revenue	$15,744	$8,361	$7,383	88.3%
Net interest margin	3.99%	3.38%	0.61%	18.0%
Efficiency ratio	88.26%	112.74%	-24.48%	-21.7%
Average equity to average assets	10.55%	9.88%	0.67%	6.8%
Average loans held for investment to average deposits	90.53%	96.20%	-5.67%	-5.9%
Net charge-offs to average loans	0.01%	0.02%	-0.01%	N/A